Exhibit (g)(7)

Amendment No. 5 to Amended and Restated Master Advisory Fee Waiver Agreement

This AMENDMENT NO. 5 (this “Amendment”) to the Amended and Restated Master Advisory Fee Waiver Agreement dated December 1, 2019 (the “Agreement”) is made as of this 23rd day of September, 2021, by and among BlackRock Advisors, LLC (the “Adviser”) and each investment company listed on Schedule A attached hereto (each, a “Fund”).

WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end management company;

WHEREAS, each Fund that is currently party to the Agreement is organized as a statutory trust under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts, a corporation under the laws of the State of Maryland or a statutory trust under the laws of the State of Maryland;

WHEREAS, BlackRock ESG Capital Allocation Trust (the “New Fund”) is a newly organized statutory trust under the laws of the State of Maryland and desires to be added as a party to the Agreement; and

WHEREAS, the Adviser and the Funds desire to amend and restate Schedule A to the Agreement to reflect the addition of the New Fund as a party to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.     Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.

(a)

Except as expressly amended and provided herein, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment with respect to the New Fund and the terms of the Agreement, this Amendment shall control.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers as of the day and year first above written.

EACH OF THE FUNDS LISTED ON SCHEDULE A ATTACHED HERETO

By:	/s/ Trent Walker
Name: Trent Walker
Title: Chief Financial Officer

BLACKROCK ADVISORS, LLC

By:	/s/ Trent Walker
Name: Trent Walker
Title: Managing Director

[Signature Page to Amendment No. 5 to Amended and Restated Master Advisory Fee Waiver Agreement]

AMENDED AND RESTATED SCHEDULE A

Closed-End Fund Master Advisory Fee Waiver Agreement

(Dated as of September 23, 2021)

1.	BGIO	BlackRock 2022 Global Income Opportunity Trust	June 30, 2023

2.	BFZ	BlackRock California Municipal Income Trust	June 30, 2023

3.	BCAT	BlackRock Capital Allocation Trust	June 30, 2023

4.	BHK	BlackRock Core Bond Trust	June 30, 2023

5.	HYT	BlackRock Corporate High Yield Fund, Inc.	June 30, 2023

6.	BTZ	BlackRock Credit Allocation Income Trust	June 30, 2023

7.	CREDX	BlackRock Credit Strategies Fund	June 30, 2023

8.	DSU	BlackRock Debt Strategies Fund, Inc.	June 30, 2023

9.	BGR	BlackRock Energy and Resources Trust	June 30, 2023

10.	CII	BlackRock Enhanced Capital and Income Fund, Inc.	June 30, 2023

11.	BDJ	BlackRock Enhanced Equity Dividend Trust	June 30, 2023

12.	BOE	BlackRock Enhanced Global Dividend Trust	June 30, 2023

13.	EGF	BlackRock Enhanced Government Fund, Inc.	June 30, 2023

14.	BGY	BlackRock Enhanced International Dividend Trust	June 30, 2023

15.	ECAT	BlackRock ESG Capital Allocation Trust	June 30, 2023

16.	FRA	BlackRock Floating Rate Income Strategies Fund, Inc.	June 30, 2023

17.	BGT	BlackRock Floating Rate Income Trust	June 30, 2023

18.	BME	BlackRock Health Sciences Trust	June 30, 2023

19.	BMEZ	BlackRock Health Sciences Trust II	June 30, 2023

20.	GPS	BlackRock Hedge Fund Guided Portfolio Solution	June 30, 2023

A-1

21.	BKT	BlackRock Income Trust, Inc.	June 30, 2023

22.	BIGZ	BlackRock Innovation and Growth Trust	June 30, 2023

23.	BKN	BlackRock Investment Quality Municipal Trust, Inc.	June 30, 2023

24.	BLW	BlackRock Limited Duration Income Trust	June 30, 2023

25.	BTA	BlackRock Long-Term Municipal Advantage Trust	June 30, 2023

26.	BIT	BlackRock Multi-Sector Income Trust	June 30, 2023

27.	MSO	BlackRock Multi-Sector Opportunities Trust	June 30, 2023

28.	MSO II	BlackRock Multi-Sector Opportunities Trust II	June 30, 2023

29.	MUI	BlackRock Muni Intermediate Duration Fund, Inc.	June 30, 2023

30.	MUA	BlackRock MuniAssets Fund, Inc.	June 30, 2023

31.	BTT	BlackRock Municipal 2030 Target Term Trust	June 30, 2023

32.	BYM	BlackRock Municipal Income Quality Trust	June 30, 2023

33.	BFK	BlackRock Municipal Income Trust	June 30, 2023

34.	BLE	BlackRock Municipal Income Trust II	June 30, 2023

35.	MUC	BlackRock MuniHoldings California Quality Fund, Inc.	June 30, 2023

36.	MHD	BlackRock MuniHoldings Fund, Inc.	June 30, 2023

37.	MFL	BlackRock MuniHoldings Investment Quality Fund	June 30, 2023

38.	MUJ	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	June 30, 2023

39.	MHN	BlackRock MuniHoldings New York Quality Fund, Inc.	June 30, 2023

40.	MUE	BlackRock MuniHoldings Quality Fund II, Inc.	June 30, 2023

41.	MVT	BlackRock MuniVest Fund II, Inc.	June 30, 2023

42.	MVF	BlackRock MuniVest Fund, Inc.	June 30, 2023

43.	MYC	BlackRock MuniYield California Fund, Inc.	June 30, 2023

A-2

44.	MCA	BlackRock MuniYield California Quality Fund, Inc.	June 30, 2023

45.	MYD	BlackRock MuniYield Fund, Inc.	June 30, 2023

46.	MIY	BlackRock MuniYield Michigan Quality Fund, Inc.	June 30, 2023

47.	MYJ	BlackRock MuniYield New Jersey Fund, Inc.	June 30, 2023

48.	MYN	BlackRock MuniYield New York Quality Fund, Inc.	June 30, 2023

49.	MPA	BlackRock MuniYield Pennsylvania Quality Fund	June 30, 2023

50.	MQT	BlackRock MuniYield Quality Fund II, Inc.	June 30, 2023

51.	MYI	BlackRock MuniYield Quality Fund III, Inc.	June 30, 2023

52.	MQY	BlackRock MuniYield Quality Fund, Inc.	June 30, 2023

53.	BNY	BlackRock New York Municipal Income Trust	June 30, 2023

54.	BPIF	BlackRock Private Investments Fund	June 30, 2023

55.	BCX	BlackRock Resources & Commodities Strategy Trust	June 30, 2023

56.	BST	BlackRock Science and Technology Trust	June 30, 2023

57.	BSTZ	BlackRock Science and Technology Trust II	June 30, 2023

58.	BBN	BlackRock Taxable Municipal Bond Trust	June 30, 2023

59.	BUI	BlackRock Utilities, Infrastructure & Power Opportunities Trust	June 30, 2023

60.	BHV	BlackRock Virginia Municipal Bond Trust	June 30, 2023

A-3